Exhibit 10.1

JOINDER AND FIRST AMENDMENT TO CREDIT AGREEMENT

This Joinder and First Amendment to Credit Agreement (this “First Amendment”) is made as of this 28th day of January, 2009 by and among:

TUESDAY MORNING, INC., a Texas corporation, for itself and as agent (in such capacity, the “Lead Borrower”) for the other Borrowers party hereto;

the BORROWERS party hereto;

the GUARANTORS party hereto;

the LENDERS party hereto; and

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement, dated as of December 15, 2008 (as amended, amended and restated, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among (i) the Borrowers, (ii) the Guarantors, (iii) certain of the Lenders (the “Existing Lenders”), and (iv) Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer;

WHEREAS, pursuant to Section 2.15(f) of the Credit Agreement, the Lead Borrower has requested a Commitment Increase in an amount of up to $50,000,000;

WHEREAS, the Administrative Agent and BAS, in consultation with the Lead Borrower, have arranged for Regions Bank (the “Additional Commitment Lender”) to become a lender under the Credit Agreement and to issue a commitment in an amount equal to $30,000,000;

WHEREAS, the Borrowers and the Additional Commitment Lender have requested that the Administrative Agent and the Existing Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent and the Existing Lenders have agreed to amend certain provisions of the Credit Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, it is hereby agreed as follows:

1                                         Definitions.  All capitalized terms used herein and not otherwise defined shall have the same meaning herein as in the Credit Agreement.

2                                         Joinder to Loan Documents.  Effective as of the date of this First Amendment, the Additional Commitment Lender hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and the other Loan Documents, and hereby:

.1                                      joins in the execution of, and becomes a party to, the Credit Agreement and the other Loan Documents as a Lender thereunder, as indicated with its signature below;

.2                                      covenants and agrees to be bound by all covenants, agreements, liabilities and acknowledgments of a Lender under the Credit Agreement and the other Loan Documents as of the date hereof (other than covenants, agreements, liabilities and acknowledgments that relate solely to an earlier date), in each case, with the same force and effect as if the Additional Commitment Lender was a signatory to the Credit Agreement and the other Loan Documents and was expressly named as a Lender therein; and

.3                                      to the extent of its Commitment (as set forth opposite the Additional Commitment Lender’s name on Schedule 2.01 attached hereto), assumes and agrees to perform all applicable duties and obligations of the Existing Lenders under the Credit Agreement and the other Loan Documents.

3                                         Amendments to Article I.  The provisions of Article I of the Credit Agreement are hereby amended as follows:

.1                                      The definitions of the following terms in Article I of the Credit Agreement are hereby amended as follows:

.1                                      The second sentence of the definition of “Cash Dominion Event” is hereby amended by deleting therefrom the following text: “, at the Administrative Agent’s option,”.

.2                                      The second sentence of the definition of “Covenant Compliance Event” is hereby amended by deleting therefrom the following text: “at the Administrative Agent’s option”.

.3                                      Clause (d) of the definition of “Permitted Overadvance” is hereby amended by deleting therefrom the reference to “ten percent (10%)” and replacing it in its entirety with a reference to “five percent (5%)”.

.2                                      The definition of “Consent” is hereby deleted in its entirety and any and all references to the defined term “Consent” in the Credit Agreement are hereby deleted and replaced with the term “consent”.

4                                         Amendments to Article IX.  The provisions of Section 9.16 of the Credit Agreement are hereby amended as follows:

.1                                      The first sentence of Section 9.16(b) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(b)         The non-Defaulting Lenders shall also have the right, but not the obligation, in their respective, sole and absolute discretion, to cause the termination and assignment, without any further action by the Defaulting Lender for no cash consideration (pro rata, based on the respective Commitments of those Lenders electing to exercise such right), of the Defaulting Lender’s Commitment to fund future Loans; provided that such Defaulting Lender shall be paid the Obligations then owing such Defaulting Lender with respect to any funded portion of its Commitment which is the subject of an assignment hereunder.”

5                                         Amendments to Article X.  The provisions of Article X of the Credit Agreement are hereby amended as follows:

.1                                      Section 10.01(e) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(e)         change Section 2.13 or Section 8.03 in a manner that would alter (i) the pro rata sharing of payments required thereby or (ii) the order in which payments are to be applied thereunder without the written Consent of each Lender;”

.2                                      The provisions of Section 10.01 are hereby amended by deleting the word “and” at the end of clause (m), deleting the semicolon at the end of clause (n) and substituting “; and” therefor and adding the following new clause (o):

“(o)         change the definition of the terms “Accelerated Borrowing Base Delivery Event” or “Cash Dominion Event” without the written Consent of each Lender;”

.3                                      Section 10.13 of the Credit Agreement is hereby revised by deleting the last paragraph thereof in its entirety and substituting the following in its stead:

“Any Lender being replaced pursuant to this Section 10.13 shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Lead Borrower or the Administrative Agent.”

6                                         Amendment to Schedule 2.01.  Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto.

7                                         Ratification of Loan Documents.  Except as otherwise expressly provided herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect.  The Loan Parties hereby ratify, confirm, and reaffirm that all representations and warranties of the Loan Parties contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date.

8                                         Conditions to Effectiveness.  This First Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the reasonable satisfaction of the Administrative Agent:

.1                                      The Administrative Agent shall have received counterparts of this First Amendment duly executed and delivered by each of the parties hereto.

.2                                      The Administrative Agent shall have received counterparts of the supplement to the Fee Letter dated as of even date herewith duly executed by each of the parties thereto.

.3                                      The Administrative Agent shall have received a Note executed by the Borrowers in favor of the Additional Commitment Lender.

.4                                      The Additional Commitment Lender shall have received counterparts of the Letter Regarding Treasury Management dated as of even date herewith duly executed by each of the parties thereto.

.5                                      All corporate and shareholder action on the part of the Loan Parties necessary for the valid execution, delivery and performance by the Loan Parties of this First Amendment shall have been duly and effectively taken and evidence thereof reasonably satisfactory to the Administrative Agent shall have been provided to the Administrative Agent.

.6                                      The Loan Parties shall have paid to the Administrative Agent, for the account of the Additional Commitment Lender, an upfront fee (the “Regions Upfront Fee”) in the amount set forth on Schedule I hereto.  The Regions Upfront Fee shall be fully earned and paid by the Loan Parties to the Administrative Agent in full on the effective date of this First Amendment.  The Regions Upfront Fee shall not be subject to refund or rebate under any circumstances.

.7                                      The Loan Parties shall have paid to the Administrative Agent, for the account of Wells Fargo Retail Finance, LLC, an upfront fee (the “Wells Upfront Fee”) in the amount set forth on Schedule I hereto.  The Wells Upfront Fee shall be fully earned and paid by the Loan Parties to the Administrative Agent in full on the effective date of this First Amendment.  The Wells Upfront Fee shall not be subject to refund or rebate under any circumstances.

.8                                      The Loan Parties shall have paid to the Administrative Agent all fees required pursuant to the terms and conditions of the supplement to the Fee Letter.

.9                                      The Loan Parties shall have paid in full all reasonable and documented costs and expenses of the Agents (including, without limitation, reasonable attorneys’ fees) in connection with the preparation, negotiation, execution and delivery of this First Amendment and related documents.

.10                               After giving effect to this First Amendment, no Default or Event of Default shall have occurred and be continuing.

9                                         Miscellaneous.

.1                                      This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page to this First Amendment by telecopy or other electronic transmission shall be effective as delivery of a manually executed counterpart of this First Amendment.

.2                                      This First Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

.3                                      Any determination that any provision of this First Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not effect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this First Amendment.

.4                                      The Loan Parties represent and warrant that they have consulted with independent legal counsel of their selection in connection with this First Amendment and are not relying on any representations or warranties of the Agents or the Lenders or their counsel in entering into this First Amendment.

.5                                      The Administrative Agent, the Lenders and the Loan Parties hereby ratify, confirm, and reaffirm that, after giving effect to the $30,000,000 Commitment Increase of the Additional Commitment Lender, the Lead Borrower may, from time to time, request further Commitment Increases in accordance with the terms of Section 2.15 of the Credit Agreement in an amount (for all such requests) not exceeding $70,000,000 in the aggregate.  Except as otherwise expressly provided herein, all terms and conditions of Section 2.15 of the Credit Agreement remain in full force and effect; provided that clause (f) of Section 2.15 of the Credit Agreement is hereby deleted in its entirety as of the effective date of this First Amendment.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have hereunto caused this First Amendment to be executed and their seals to be hereto affixed as of the date first above written.

TUESDAY MORNING, INC., as Lead Borrower and as a Borrower

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President, Chief Financial Officer and Secretary

TUESDAY MORNING PARTNERS, LTD., as a Borrower

By:	Days of the Week, Inc., its General Partner

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President, Chief Financial Officer and Secretary

TUESDAY MORNING CORPORATION, as a Guarantor

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

TMI HOLDINGS, INC., as a Guarantor

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Vice President, Secretary and Treasurer

FRIDAY MORNING, INC., as a Guarantor

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President, Chief Financial Officer and Secretary

DAYS OF THE WEEK, INC., as a Guarantor

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Executive Vice President, Chief Financial Officer and Secretary

NIGHTS OF THE WEEK, INC., as a Guarantor

By:	/s/ Stephanie Bowman
Name:	Stephanie Bowman
Title:	Vice President, Secretary and Treasurer

BANK OF AMERICA, N.A., as Administrative Agent, Collateral Agent, L/C Issuer and Swingline Lender and as an Existing Lender

By:	/s/ Stephen J. Garvin
Name:	Stephen J. Garvin
Title:	Managing Director

WELLS FARGO RETAIL FINANCE, LLC,
as Joint Lead Arranger, Joint Bookrunner and Syndication Agent and as an Existing Lender

By:	/s/ Adam B. Davis
Name:	Adam B. Davis
Title:	Assistant Vice President

REGIONS BANK, as the Additional Commitment Lender and as a Lender

By:	/s/ Kevin R. Rogers
Name:	Kevin R. Rogers
Title:	Attorney-in-fact